Exhibit 99.5

 Q4 2022 Financial Results Conference Call  December 13, 2022  Photronics, Inc.

 Safe Harbor Statement  This presentation and some of our comments during this presentation may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission. These documents contain and identify important factors that could cause the actual results for the Company to differ materially from those contained in our projections or forward-looking statements. These certain factors can be found at www.photronics.com/riskfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change.  12/13/2022  2

 Fifth consecutive year of record revenue, as customers continue to trust us for their photomask needs  Gross and operating margins in target model range during second half of 2022  Net income attributable to Photronics, Inc. shareholders of $118.8M ($1.94/share)  IC: +29%  FPD: +14%  To China: +55%  5th consecutive year of record revenue, demonstrating effectiveness of investment strategy  $275M generated from operating activity  $112M invested in capex  $166M in free cash flow*  Cash balance  $320M  Revenue was a record  $824.5M  +24%  12/13/2022  3  2022 Summary  *Free Cash Flow is a non-GAAP term; see reconciliation included in this presentation  $ 39M  S-T Investments

 Net income attributable to Photronics, Inc. shareholders of $37.1M ($0.60/share)  Investing in mainstream IC capacity to capitalize on market growth trends  IC: -3% Q/Q, +25% Y/Y  FPD: -8% Q/Q, -3% Y/Y  To China: +8% Q/Q; +39% Y/Y  Committed to driving long-term, profitable growth through strategic investments  $79M generated from operating activity  $66M invested in capex  $42M total long-term debt; reduced debt $69M Y/Y  Cash balance  $320M  Revenue was  $210.3M  -4%Q/Q  +16%Y/Y  12/13/2022  4  Q4 2022 Summary  $ 39M  S-T Investments

 Investment Strategy  Revenue Growth  Win lion’s share of the impressive growth in TAM for China IC and FPD  Supplement capacity with point tool investments and targeted expansions  Capitalize on technology leadership in AMOLED to continue improving mix  Leverage global footprint to exploit growth in “legacy foundry” business  Margin Expansion  Sustainable pricing strength in high-end and mainstream IC   Optimize asset tool set to match end-market demand  Increasing benefit from operating leverage  Explore Strategic Partnerships  12/13/2022  5

 Delivering on Updated Target Model  $M (except EPS)  2020  2021  2022  Illustrative FY 24 Target Model   Revenue  $610  $664  $825  $900  $950  $975  Gross Margin  22%  25%  36%  38-40%  40-42%  42-43%  Operating Margin  10%  14%  26%  28-30%  30-32%  32-33%  Operating Cash Flow  $143  $151  $275  $350-375  $365-380  $375-400  Free Cash Flow*  $77  $47  $166  $250-275  $235-280  $275-300  Diluted EPS  $0.52  $0.89  $1.94  $2.35-2.45  $2.50-2.55  $2.60-2.65  12/13/2022  6  *Free Cash Flow is a non-GAAP term; see reconciliation included in this presentation

 Income Statement Summary  $M (except EPS)  Q422  Q322  Q/Q  Q421  Y/Y  Revenue  $ 210.3  $ 219.9  (4%)  $ 181.3  16%  Gross Profit  $ 80.3  $ 83.9  (4%)  $ 51.9  55%  Gross Margin  38.2%  38.1%  10 bps  28.7%  950 bps  Operating Income  $ 60.5  $ 63.7  (5%)  $ 33.5  81%  Operating Margin  28.8%  29.0%  (20 bps)  18.5%  1,030 bps  Non-operating income  $ 10.8  $ 3.6  $ 7.2  $ 3.8  $ 7.0  Income tax provision  $ 16.1  $ 18.1  ($ 2.0)  $ 8.7  $ 7.4  Minority interest  $ 18.2  $ 18.0  $ 0.2  $ 8.8  $ 9.4  Net income*  $ 37.1  $ 31.2  19%  $ 19.8  87%  Diluted EPS*  $ 0.60  $ 0.51  $ 0.09  $ 0.33  $ 0.27  Days in quarter  92  91  1  91  1  Margins essentially flat Q/Q as cost management and IC price realization offset impact of lower revenue  Non-operating income primarily consists of unrealized FX gain  Minority interest from strong net income of IC JVs in Taiwan and China  12/13/2022  7  *Net income attributable to Photronics, Inc. shareholders

 $M  Q422  Q322  Q/Q  Q421  Y/Y  High-End*  $ 44.3  $ 52.7  (16%)  $ 42.6  4%  Mainstream  $ 111.9  $ 108.6  3%  $ 82.9  35%  Total  $ 156.2  $ 161.3  (3%)  $ 125.4  25%  IC Photomask Revenue  12/13/2022  High-end declined Q/Q on lower foundry/logic demand in Asia  Continued mainstream growth from chip proliferation in consumer products, IoT, 5G, and Crypto supporting higher ASPs  Outlook  New designs by customers to gain market share and support technology roadmap  Regionalization driving investments for global chip capacity  Expanding ASPs on positive supply/demand balance  *28nm and smaller  Total may differ due to rounding  8

 FPD Photomask Revenue  12/13/2022  Lower Q/Q high-end demand for mobile displays and G10.5+ for ultra-large screen TVs  Mainstream increased sequentially as we filled capacity from high-end decline  Outlook  Mobile demand should recover with rollout of new designs  Technology development drives demand for higher-value masks  *≥G10.5, AMOLED and LTPS  $M  Q422  Q322  Q/Q  Q421  Y/Y  High-End*  $ 43.4  $ 50.7  (14%)  $ 41.0  6%  Mainstream  $ 10.6  $ 8.0  33%  $ 14.9  (28%)  Total  $ 54.1  $ 58.7  (8%)  $ 55.8  (3%)  Total may differ due to rounding  9

 Select Financial Data  $M  Q422  Q322  Q421  Cash  $ 359  $ 381  $ 277  Debt  $ 42  $ 57  $ 112  Net Cash*  $ 316  $ 324  $ 165  Operating Cash Flow  $ 79  $ 93  $ 38  Capital Expenditures  $ 66  $ 12  $ 17  Share repurchase  -  -  $ 13  Cash includes cash equivalents and short-term investments.  Debt primarily comprised of US equipment leases and local China loans; reduced debt $69M in 2022  Full-year capex was $109M (net of gov’t subsidies), mostly mainstream IC capacity & facility expansion  Balance sheet able to fund investments, share repurchases, and strategic M&A opportunities  Total share repurchases of $68M under current (Sep 2020) $100M authorization  12/13/2022  *Net cash defined is a non-GAAP term; see reconciliation included in this presentation  10

 Q1 2023 Guidance   Revenue ($M)  $203 - $213  Operating Margin  25% - 29%  Taxes ($M)  $12 - $15  Diluted EPS  $0.40 - $0.48  Diluted Shares (M)  ~61  Full-year Capex (M)  ~$130  Incorporation of chips in IoT, 5G, Crypto and consumer products   Remote work and learning  Advanced display technologies  Growing nationalism spurs regional investments in capacity  Outlook clouded by geopolitical uncertainty, rising inflation and supply chain challenges  Driving margin expansion and cash flows to achieve long-term target model  12/13/2022  11

 For Additional Information:  Please contact  John P. Jordan  Executive Vice President & CFO  203.740.5671  jjordan@photronics.com   Thank you for your interest!

 Appendix

 Total Revenue  12/13/2022  14  IC  FPD  Total may differ due to rounding

 IC Photomask Revenue  12/13/2022  15  Mainstream  High-End  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  12/13/2022  16  Mainstream  High-End  High-End: ≥G10.5, AMOLED and LTPS; total may differ due to rounding

 Non-GAAP Financial Measures  12/13/2022  17

 Non-GAAP Financial Measures  12/13/2022  18